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As filed with the Securities and Exchange Commission on March 29, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CARDTRONICS, INC.
*And the Additional Registrants listed below
(Exact name of registrants as specified in their charters)

Delaware (State or other jurisdiction of incorporation or organization)	76-0681190 (I.R.S. Employer Identification Number)

3250 Briarpark Drive, Suite 400
Houston, TX 77042
(832) 308-4000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Edward H. West
Chief Financial Officer
3250 Briarpark Drive, Suite 400
Houston, TX 77042
(832) 308-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William D. Davis II
Baker & McKenzie LLP
700 Louisiana Street, Suite 3000
Houston, Texas 77002
(713) 427-5000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per unit(1)(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(4)

Debt Securities (which may be senior or subordinated, convertible or non-convertible, secured or unsecured)

Common Stock, par value $0.0001 per share

Guarantees of Debt Securities(3)

(1)
Omitted pursuant to Form S-3 General Instruction II.E.

(2)
An indeterminate initial offering price, principal amount or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable or exercisable for, such securities. Separate consideration may or may not be received for securities that are being registered that are issued in exchange for, or upon conversion or exercise of, the debt securities being registered hereunder.

(3)
If a series of debt securities is guaranteed, such series will be guaranteed by one or more of Cardtronics, Inc.'s subsidiaries. No additional consideration will be received for such guarantees. Pursuant to Rule 457(n) of the Securities Act of 1933, as amended (the "Securities Act"), no separate fee is payable with respect to the guarantees of the debt securities being registered.

(4)
In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrants are deferring payment of the Securities and Exchange Commission's registration fee and will pay the registration fee on a pay-as-you-go basis.

*Table of Additional Registrants

Exact name of additional registrants as specified in their charter**	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
Cardtronics USA, Inc.	Delaware	76-0419117
Cardtronics Holdings, LLC	Delaware	04-3848807
ATM National, LLC	Delaware	01-0851708
Cardtronics DR, LLC	Delaware	46-0757736

**
The address, including zipcode, and telephone number, including area code, for each of the additional registrants is c/o Cardtronics, Inc., 3250 Briarpark Drive, Suite 400, Houston, Texas 77042, (832) 308-4000. The name, address, including zip code, and telephone number, including area code, of the agent for service for each of the additional registrants is Edward H. West, Chief Financial Officer of Cardtronics, Inc., 3250 Briarpark Drive, Suite 400, Houston, Texas 77042, (832) 308-4000.

PROSPECTUS

CARDTRONICS, INC.

Debt Securities
Common Stock
Guarantees of Debt Securities

        We may offer and sell from time to time an unlimited number and amount of the following securities in one or more transactions, classes or series and in amounts, at prices and on terms to be determined by market conditions at the time of our offerings: (i) debt securities, which may be senior debt securities or subordinated debt securities and may be convertible or non-convertible, as well as secured or unsecured; and (ii) common stock, $0.0001 par value. One or more of our subsidiaries may fully and unconditionally guarantee any debt securities that we issue. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, selling securityholders may sell these securities from time to time on terms described in the applicable prospectus supplement.

        This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make an investment decision. This prospectus may not be used to consummate sales of the aforementioned securities unless it is accompanied by a prospectus supplement.

        Investing in our securities involves risks. You should carefully consider the risks described under the headings "Cautionary Statement Regarding Forward-Looking Statements" on page 3 and "Risk Factors" on page 5 of this prospectus and in the applicable prospectus supplement, any related free writing prospectus and any of the documents we incorporate by reference before you make an investment in our securities.

        Our common stock is traded on The Nasdaq Global Market ("Nasdaq") under the symbol "CATM." The last reported sales price of our common stock on Nasdaq on March 28, 2016 was $35.20 per share. We will provide information in the applicable prospectus supplement for the trading market, if any, for any other securities we may offer.

        Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 29, 2016.

        In making your investment decision, you should rely only on the information contained in this prospectus, any prospectus supplement, any free writing prospectus and the documents that we incorporate by reference. We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. Our business, financial condition, liquidity and results of operations may have changed since those dates. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

        You should not assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus, as well as the information that we have previously filed with the Securities and Exchange Commission (the "SEC") that is incorporated by reference into this prospectus or any prospectus supplement, is accurate as of any date other than the date of such document, regardless of the time of delivery of such documents or any sales of our securities.

ii

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC as a "well known seasoned issuer" as defined in Rule 405 of the Securities Act of 1933, as amended (the "Securities Act"), using a "shelf" registration process. Under this shelf registration process, we may offer and sell any combination, and an indeterminate amount, of the securities described in this prospectus in one or more offerings.

        Each time this prospectus is used to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement. The prospectus supplement and any pricing supplement will describe the specific terms of that offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any pricing supplement together with the information contained in the documents we refer to under the heading "Documents Incorporated by Reference."

        Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to "us," "we," "our," "the Company," or "Cardtronics" refer to Cardtronics, Inc. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

        We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC's website at www.sec.gov.

        We also make available free of charge on our Internet website at www.cardtronics.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website as part of this prospectus.

 DOCUMENTS INCORPORATED BY REFERENCE

        We "incorporate by reference" information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus.

        We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which we filed with the SEC on February 22, 2016;

  •
  Amendment No. 1 on Form 10-K/A to our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which we filed with the SEC on March 1, 2016;

  •
  our Current Report on Form 8-K, which we filed with the SEC on February 23, 2016;

  •
  the portions of our Definitive Proxy Statement, which we filed with the SEC on April 1, 2015, incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2014; and

  •
  the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC pursuant to Section 12 of the Exchange Act on December 3, 2007 (Registration No. 001-33864).

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

Cardtronics, Inc.
Attention: Chief Financial Officer
3250 Briarpark Drive, Suite 400
Houston, Texas 77042
(832) 308-4000

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        The information in this prospectus, any prospectus supplement, any free writing prospectus and in the documents incorporated by reference include "forward-looking statements" within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. These statements are identified by the use of the words "project," "believe," "estimate," "expect," "anticipate," "intend," "contemplate," "foresee," "would," "could," "plan," and similar expressions that are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our estimates for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Known material factors that could cause actual results to differ materially from those in the forward-looking statements are those described under the heading "Risk Factors" on page 5 of this prospectus, in "Part I. Item 1A. Risk Factors" of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which is incorporated by reference into this prospectus. We urge you to carefully consider those factors, as well as factors described in our reports filed from time to time with the SEC and other announcements we make from time to time.

        Readers are cautioned not to place undue reliance on forward-looking statements contained in this document, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

 ABOUT US

        Cardtronics, Inc. provides convenient automated consumer financial services through its network of automated teller machines and multi-function financial services kiosks. As of December 31, 2015, we were the world's largest retail ATM owner, providing services to approximately 190,000 devices throughout the United States ("U.S.") (including the U.S. territory of Puerto Rico), the United Kingdom, Germany, Poland, Canada and Mexico.

        One or more of our subsidiaries, whom we refer to as the "subsidiary guarantors" in this prospectus, may fully and unconditionally guarantee our payment obligations under any series of debt securities offered by this prospectus. The prospectus supplement relating to any such series will identify any subsidiary guarantors. Financial information concerning our subsidiary guarantors and any non-guarantor subsidiaries will be included in our consolidated financial statements filed as part of our periodic reports filed pursuant to the Exchange Act to the extent required by the rules and regulations of the SEC.

        Additional information concerning our subsidiaries and us is included in reports and other documents incorporated by reference in this prospectus. Please read "Where You Can Find More Information" and "Documents Incorporated by Reference."

        Our principal executive offices, and the principal executive offices of each subsidiary guarantor, are located at 3250 Briarpark Drive, Suite 400, Houston, Texas 77042, and our telephone number at that address is (832) 308-4000. Our website is located at www.cardtronics.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website as part of this prospectus.

 RISK FACTORS

        Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, as well as information contained in any applicable prospectus supplement and any related free writing prospectus, as the same may be updated from time to time by our future filings with the SEC. Our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks. For more information about our SEC filings, please see "Where You Can Find More Information" and "Documents Incorporated by Reference." See also "Cautionary Statement Regarding Forward-Looking Statements."

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds received by us from the sale of the securities offered by this prospectus and any prospectus supplement for our general corporate purposes, which may include repayment of indebtedness, the financing of capital expenditures, future acquisitions and additions to our working capital.

        Our management will retain broad discretion in the allocation of the net proceeds received by us from the sale(s) of the offered securities. If we elect at the time of issuance of the securities to make a different or more specific use of the proceeds other than as described in this prospectus, the change in use of proceeds will be described in the applicable prospectus supplement.

        We will not receive any of the proceeds from the sale(s) of our securities by selling securityholders offered by this prospectus and any prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of consolidated earnings to fixed charges for the periods presented:

	Fiscal Year Ended December 31,
	2015	2014	2013	2012	2011
Ratio of earnings to fixed charges	4.00x	2.76x	3.59x	3.91x	3.46x

        For purposes of calculating the ratio of consolidated earnings to fixed charges, earnings are divided by fixed charges. These terms are defined as:

  •
  "earnings" is the aggregate of the following items: pre-tax income from continuing operations before adjustment for income or loss from equity investees; plus fixed charges; plus amortization of capitalized interest; plus distributed income of equity investees; plus our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges; less interest capitalized; less preference security dividend requirements of consolidated subsidiaries; and less the non-controlling interest in pre-tax income of subsidiaries that have not incurred fixed charges; and

  •
  "fixed charges" means the sum of the following: (i) interest expensed and capitalized; (ii) amortized premiums, discounts and capitalized expenses related to indebtedness; (iii) an estimate of the interest within rental expense; and (iv) preference security dividend requirements of consolidated subsidiaries.

 DESCRIPTION OF SECURITIES

        We will set forth in the applicable prospectus supplement a description of the debt securities, common stock and guarantees of debt securities that may be offered under this prospectus.

SELLING SECURITYHOLDERS

        Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated herein by reference.

PLAN OF DISTRIBUTION

        We or selling securityholders may offer and sell the securities that may be offered pursuant to this prospectus to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will set forth in the applicable prospectus supplement a description of the specific plan of distribution of the securities that may be offered pursuant to this prospectus.

LEGAL MATTERS

        Our counsel, Baker & McKenzie LLP, Houston, Texas, will pass upon certain legal matters in connection with the offered securities. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

        The consolidated financial statements of Cardtronics, Inc. as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2015 contains an explanatory paragraph that states Cardtronics, Inc. acquired Columbus Data Services, L.L.C. ("CDS") during 2015, and management excluded from its assessment of the effectiveness of Cardtronics, Inc.'s internal control over financial reporting as of December 31, 2015, CDS's internal control over financial reporting associated with approximately 10% of total assets (of which 6% represents goodwill and intangibles included within the scope of the assessment) and total revenues of 1% included in the consolidated financial statements of Cardtronics Inc. as of and for the year ended December 31, 2015. The audit of internal control over financial reporting of Cardtronics, Inc. also excluded an evaluation of the internal control over financial reporting of CDS.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities covered by this registration statement, other than underwriting discounts and commissions. All of the expenses will be borne by us.

SEC registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Printing expenses		**
Miscellaneous expenses		**

Total	$	**

*
The registrants are deferring payment of the registration fee in reliance on Rules 456(b) and 457(r) of the Securities Act of 1933, as amended (the "Securities Act").

**
These fees are calculated based on the number of issuances and amount of securities offered and, accordingly, cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

        Cardtronics, Inc. (the "Company") is incorporated in the State of Delaware. Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        Any indemnification under subsections (a) and (b) of Section 145 of the DGCL (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

        Section 145(g) of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

        Article 6 of the Company's Fourth Amended and Restated Certificate of Incorporation provides that no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except as required by the DGCL. Section 6.1 of the Company's Fourth Amended and Restated Bylaws provides that each person who is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Company or is or was serving or has agreed to serve at the Company's request as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless to the fullest extent authorized by the DGCL.

        The Company determines whether the indemnification of the present or former director, officer, employee or agent is proper in the circumstances in accordance with Section 145 of the DGCL as described above.

        We carry directors and officers liability coverages designed to insure our officers and directors and those of our subsidiaries against certain liabilities incurred by them in the performance of their duties, and also providing for reimbursement in certain cases to us and our subsidiaries for sums paid to directors and officers as indemnification for similar liability.

        Cardtronics USA, Inc. ("Cardtronics USA") is a Delaware corporation. The indemnification provisions of the DGCL described above also relate to the directors and officers of Cardtronics USA.

        Each of Cardtronics Holdings, LLC, ATM National, LLC and Cardtronics DR, LLC (each, a "Delaware LLC Subsidiary") is a Delaware limited liability company. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of each Delaware LLC Subsidiary does not contain specific indemnification provisions.

Item 16.    Exhibits.

1.1	*	—	Form of Underwriting Agreement.

4.1		—	Fourth Amended and Restated Certificate of Incorporation of Cardtronics, Inc. (incorporated herein by reference to Exhibit 3.1 of the Current Report on Form 8-K, filed by the Company on May 23, 2014).

4.2		—	Fourth Amended and Restated Bylaws of Cardtronics, Inc. (incorporated herein by reference to Exhibit 3.2 of the Current Report on Form 8-K, filed by the Company on May 23, 2014).

4.3		—	Form of Senior Indenture (incorporated herein by reference to Exhibit 4.1 of the Registration Statement on Form S-3 (File No. 333-187229), filed by the Company on March 13, 2013).

4.4		—	Form of Subordinated Indenture (incorporated herein by reference to Exhibit 4.2 of the Registration Statement on Form S-3 (File No. 333-187229), filed by the Company on March 13, 2013).

5.1	**	—	Opinion of Baker & McKenzie LLP.

12.1		—	Statement of Computation of Ratio of Earnings to Fixed Charges (incorporated herein by reference to Exhibit 12.1 of the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed by the Company on February 22, 2016).

23.1	**	—	Consent of KPMG LLP.

23.2	**	—	Consent of Baker & McKenzie LLP (contained in Exhibit 5.1).

24.1	**	—	Powers of Attorney (contained on signature pages).

25.1	†	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Senior Indenture.

25.2	†	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Subordinated Indenture.

*
To be filed by amendment or as an exhibit to a Current Report on Form 8-K of the Company.

**
Filed herewith.

†
To be filed later in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.

Item 17.    Undertakings.

        Each undersigned registrant hereby undertakes:

          1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    i.
    to include any prospectus required by Section 10(a)(3) of the Securities Act;

    ii.
    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    iii.
    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          2.     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          4.     That, for the purpose of determining liability under the Securities Act to any purchaser:

    i.
    each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

    ii.
    each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          5.     That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    i.
    any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    ii.
    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    iii.
    the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    iv.
    any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          6.     That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          7.     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          8.     To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the "Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 29, 2016.

CARDTRONICS, INC.
By:	/s/ EDWARD H. WEST Edward H. West Chief Financial Officer

        KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward H. West and E. Brad Conrad and each of them, either of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant any and all amendments or supplements (including any and all prospectus supplements, stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 29, 2016.

Signature	Title

/s/ STEVEN A. RATHGABER Steven A. Rathgaber	Chief Executive Officer and Director (Principal Executive Officer)
/s/ EDWARD H. WEST Edward H. West	Chief Financial Officer (Principal Financial Officer)
/s/ E. BRAD CONRAD E. Brad Conrad	Chief Accounting Officer (Principal Accounting Officer)
/s/ DENNIS F. LYNCH Dennis F. Lynch	Chairman of the Board of Directors

Signature	Title

/s/ TIM ARNOULT Tim Arnoult	Director
/s/ JORGE M. DIAZ Jorge M. Diaz	Director
/s/ JULIE GARDNER Julie Gardner	Director
/s/ G. PATRICK PHILLIPS G. Patrick Phillips	Director
/s/ MARK ROSSI Mark Rossi	Director
/s/ JULI SPOTTISWOOD Juli Spottiswood	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 29, 2016.

CARDTRONICS HOLDINGS, LLC
By:	Cardtronics, Inc., its sole member
By:	/s/ EDWARD H. WEST Edward H. West Chief Financial Officer

        KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward H. West and E. Brad Conrad and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as officer of the registrant any and all amendments or supplements (including any and all prospectus supplements, stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 29, 2016.

Signature	Title

/s/ STEVEN A. RATHGABER Steven A. Rathgaber	Chief Executive Officer (Principal Executive Officer)
/s/ EDWARD H. WEST Edward H. West	Chief Financial Officer (Principal Financial Officer)
/s/ E. BRAD CONRAD E. Brad Conrad	Chief Accounting Officer (Principal Accounting Officer)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 29, 2016.

ATM NATIONAL, LLC
By:	/s/ EDWARD H. WEST Edward H. West Chief Financial Officer

        KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward H. West and E. Brad Conrad and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant any and all amendments or supplements (including any and all prospectus supplements, stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 29, 2016.

Signature	Title

/s/ MICHAEL E. KELLER Michael E. Keller	Director and Secretary
/s/ DAVID DOVE David Dove	Chairman and Chief Executive Officer (Principal Executive Officer)
/s/ EDWARD H. WEST Edward H. West	Chief Financial Officer (Principal Financial Officer)
/s/ E. BRAD CONRAD E. Brad Conrad	Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 29, 2016.

CARDTRONICS USA, INC.
By:	/s/ EDWARD H. WEST Edward H. West Chief Financial Officer

        KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward H. West and E. Brad Conrad and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant any and all amendments or supplements (including any and all prospectus supplements, stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 29, 2016.

Signature	Title

/s/ MICHAEL E. KELLER Michael E. Keller	Director, General Counsel and Secretary
/s/ STEVEN A. RATHGABER Steven A. Rathgaber	Chief Executive Officer (Principal Executive Officer)
/s/ EDWARD H. WEST Edward H. West	Chief Financial Officer (Principal Financial Officer)
/s/ E. BRAD CONRAD E. Brad Conrad	Chief Accounting Officer (Principal Accounting Officer)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 29, 2016.

CARDTRONICS DR, LLC
By:	Cardtronics, Inc., its sole member
By:	/s/ EDWARD H. WEST Edward H. West Chief Financial Officer

        KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward H. West and E. Brad Conrad and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant any and all amendments or supplements (including any and all prospectus supplements, stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 29, 2016.

Signature	Title

/s/ DAVID DOVE David Dove	Chief Executive Officer (Principal Executive Officer)
/s/ EDWARD H. WEST Edward H. West	Chief Financial Officer (Principal Financial Officer)
/s/ E. BRAD CONRAD E. Brad Conrad	Chief Accounting Officer (Principal Accounting Officer)

INDEX TO EXHIBITS

1.1	*	—	Form of Underwriting Agreement.

4.1		—	Fourth Amended and Restated Certificate of Incorporation of Cardtronics, Inc. (incorporated herein by reference to Exhibit 3.1 of the Current Report on Form 8-K, filed by the Company on May 23, 2014).

4.2		—	Fourth Amended and Restated Bylaws of Cardtronics, Inc. (incorporated herein by reference to Exhibit 3.2 of the Current Report on Form 8-K, filed by the Company on May 23, 2014).

4.3		—	Form of Senior Indenture (incorporated herein by reference to Exhibit 4.1 of the Registration Statement on Form S-3 (File No. 333-187229), filed by the Company on March 13, 2013).

4.4		—	Form of Subordinated Indenture (incorporated herein by reference to Exhibit 4.2 of the Registration Statement on Form S-3 (File No. 333-187229), filed by the Company on March 13, 2013).

5.1	**	—	Opinion of Baker & McKenzie LLP.

12.1		—	Statement of Computation of Ratio of Earnings to Fixed Charges (incorporated herein by reference to Exhibit 12.1 of the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed by the Company on February 22, 2016).

23.1	**	—	Consent of KPMG LLP.

23.2	**	—	Consent of Baker & McKenzie LLP (contained in Exhibit 5.1).

24.1	**	—	Powers of Attorney (contained on signature pages).

25.1	†	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Senior Indenture.

25.2	†	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Subordinated Indenture.

*
To be filed by amendment or as an exhibit to a Current Report on Form 8-K of the Company.

**
Filed herewith.

†
To be filed later in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.